Exhibit 99.1
CRITEO REPORTS RECORD FOURTH QUARTER 2024 RESULTS

Michael Komasinski Appointed as Chief Executive Officer
Deployed Record $225 Million to Repurchase Shares in 2024
Remaining Share Buyback Authorization Increased up to $200 Million
Targeting Mid-Single-Digit Growth in 2025

NEW YORK - February 5, 2025 - Criteo S.A. (NASDAQ: CRTO) ("Criteo" or the "Company"), the commerce media company, today announced financial results for the fourth quarter and fiscal year ended December 31, 2024.

Fourth Quarter and Fiscal Year 2024 Financial Highlights:

The following table summarizes our consolidated financial results for the three months and twelve months ended December 31, 2024:

	Three Months Ended			Twelve Months Ended
	December 31			December 31
	2024	2023	YoY Change	2024	2023	YoY Change
	(in millions, except EPS data)
GAAP Results
Revenue	$553	$566	(2)%	$1,933	$1,949	(1)%
Gross Profit	$301	$277	9%	$983	$863	14%
Net Income	$72	$62	16%	$115	$55	110%
Gross Profit margin	54%	49%	5ppt	51%	44%	7ppt
Diluted EPS	$1.23	$1.02	21%	$1.90	$0.88	116%
Cash from operating activities	$169	$161	5%	$258	$224	15%
Cash and cash equivalents	$291	$336	(14)%	$291	$336	(14)%

Non-GAAP Results[1]
Contribution ex-TAC	$334	$316	6%	$1,121	$1,023	10%
Adjusted EBITDA	$144	$139	4%	$390	$302	29%
Adjusted diluted EPS	$1.75	$1.52	15%	$4.57	$3.18	44%
Free Cash Flow (FCF)	$146	$142	3%	$182	$110	65%
FCF / Adjusted EBITDA	101%	102%	(1)ppt	47%	36%	11ppt

“I’m incredibly proud of what our team has accomplished. This year, we solidified our position as a global leader in Commerce Media and delivered our strongest financial performance to date, marking our third consecutive year of double-digit growth,” said Megan Clarken, Chief Executive Officer of Criteo. “As I pass the baton to Michael Komasinski to lead Criteo into its next chapter of AI-driven innovation and growth, I do so with excitement for the Company's future.”

Operating Highlights
•The Company appointed Michael Komasinski as its new Chief Executive Officer, effective February 15, 2025.
•Retail Media Contribution ex-TAC grew 25% year-over-year at constant currency2 in 2024 and 23% in Q4.
•Same-retailer Contribution ex-TAC3 retention for Retail Media was 128% in 2024 and 126% in Q4.
•We expanded our platform adoption to 3,500 brands and 225 retailers, including Harrods.
•Performance Media Contribution ex-TAC was up 8% year-over-year at constant currency2 in 2024 and up 3% in Q4.
•Criteo's media spend4 was $4.3 billion in 2024, growing 5% year-over-year at constant currency2 and $1.3 billion in Q4.
•We deployed $225 million of capital for share repurchases in 2024, and our Board of Directors increased the Company's remaining share repurchase authorization to up to $200 million in January 2025.

___________________________________________________
1 Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted diluted EPS and Free Cash Flow are not measures calculated in accordance with U.S. GAAP.
2 Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.
3 Same-client Contribution ex-TAC is the Contribution ex-TAC generated by clients that were live with us in a given quarter and are still live with us the same quarter in the following year.
4 Media spend is defined as working media spend allocated to Retail Media campaigns and media spend activated on behalf of Performance Media clients.

Financial Summary

Revenue for Q4 2024 was $553 million, gross profit was $301 million and Contribution ex-TAC was $334 million. Net income for Q4 was $72 million, or $1.23 per share on a diluted basis. Adjusted EBITDA for Q4 was $144 million, resulting in an adjusted diluted EPS of $1.75. As reported, revenue for Q4 decreased (2)%, gross profit increased 9% and Contribution ex-TAC increased 6%. At constant currency, revenue for Q4 decreased (1)% and Contribution ex-TAC increased 7%.

Revenue for the fiscal year 2024 was $1.9 billion, gross profit was $983 million and Contribution ex-TAC was $1.1 billion. As reported, revenue for 2024 decreased (1)%, gross profit increased 14% and Contribution ex-TAC increased 10%. At constant currency, revenue for 2024 increased 0.4% and Contribution ex-TAC increased 11%. Net income for fiscal year 2024 was $115 million, or $1.90 per share on a diluted basis. Fiscal year 2024 Adjusted EBITDA was $390 million, resulting in an adjusted diluted EPS of $4.57. Cash flow from operating activities was $169 million in Q4 and Free Cash Flow was $146 million in Q4. As of December 31, 2024, we had $333 million in cash and marketable securities on our balance sheet.
Sarah Glickman, Chief Financial Officer, said, “In 2024, we delivered record performance and expanded our adjusted EBITDA margin by 500 basis points to 35%. We deployed $225 million of capital for share repurchases, demonstrating our focus on driving shareholder value. As we enter 2025, we believe we are well-positioned to deliver continued growth, robust profitability, and strong cash generation.”

Fourth Quarter 2024 Results

Revenue, Gross Profit and Contribution ex-TAC

Revenue decreased (2)% year-over-year in Q4 2024, and decreased (1)% at constant currency, to $553 million (Q4 2023: $566 million). Gross profit increased 9% year-over-year in Q4 2024 to $301 million (Q4 2023: $277 million). Gross profit as a percentage of revenue, or gross profit margin, was 54% (Q4 2023: 49%). Contribution ex-TAC in the fourth quarter increased 6% year-over-year, or increased 7% at constant currency, to $334 million (Q4 2023: $316 million).

•Retail Media revenue increased 20%, or 21% at constant currency, and Retail Media Contribution ex-TAC increased 22%, or 23% at constant currency, driven by continued strength in Retail Media onsite, new client integrations, an uptick in offsite campaigns and growing network effects of the platform.
•Performance Media revenue decreased (6)%, or decreased (5)% at constant currency, and Performance Media Contribution ex-TAC increased 1%, or 3% at constant currency, driven by the continued traction of Commerce Audiences as more clients adopt full funnel activation, partially offset by lower Retargeting and AdTech services and supply.

Net Income and Adjusted Net Income

Net income was $72 million in Q4 2024 (Q4 2023: net income of $62 million). Net income allocated to shareholders of Criteo was $71 million, or $1.23 per share on a diluted basis (Q4 2023: net income available to shareholders of $61 million, or $1.02 per share on a diluted basis).

Adjusted net income, a non-GAAP financial measure, was $101 million, or $1.75 per share on a diluted basis (Q4 2023: $91 million, or $1.52 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA was $144 million, representing an increase of 4% year-over-year (Q4 2023: $139 million). This reflects higher Contribution ex-TAC over the period and effective cost management. Adjusted EBITDA as a percentage of Contribution ex-TAC, or Adjusted EBITDA margin, was 43% (Q4 2023: 44%).

Operating expenses increased by 10% year-over-year to $206 million (Q4 2023: $188 million), mostly driven by planned growth investments. Non-GAAP operating expenses increased 12% year-over-year to $165 million (Q4 2023: $147 million).

Fiscal Year 2024 Results

Revenue, Gross Profit and Contribution ex-TAC

Revenue decreased (1)% year-over-year, or increased 0.4% at constant currency, to $1.9 billion (FY 2023: $1.9 billion). Gross profit increased 14% year-over-year to $983 million (FY 2023: $863 million). Gross profit as a percentage of revenue, or gross profit margin, was 51% (FY 2023: 44%). Contribution ex-TAC increased 10% year-over-year, or increased 11% at constant currency, to $1.1 billion (FY 2023: $1.0 billion).

•Retail Media revenue increased 24%, or 24% at constant currency, and Retail Media Contribution ex-TAC increased 25%, or 25% at constant currency, driven by continued strength in Retail Media onsite, new client integrations and growing network effects of the platform.

•Performance Media revenue decreased (4)%, or decreased (2)% at constant currency, and Performance Media Contribution ex-TAC increased 6%, or 8% at constant currency, driven by strong growth for Commerce Audiences and resilient Retargeting, partially offset by lower AdTech services and supply.

Net Income and Adjusted Net Income

Net income was $115 million (FY 2023: $55 million). Net income available to shareholders of Criteo was $112 million, or $1.90 per share on a diluted basis (FY 2023: $53 million, or $0.88 per share on a diluted basis).

Adjusted net income was $268 million, or $4.57 per share on a diluted basis (FY 2023: $191 million, or $3.18 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA was $390 million, representing an increase of 29% year-over-year (FY 2023: $302 million). This reflects higher Contribution ex-TAC and effective cost management. Adjusted EBITDA as a percentage of Contribution ex-TAC, or Adjusted EBITDA margin, was 35% (FY 2023: 30%).

Operating expenses increased 6% year-over-year to $832 million (FY 2023: $786 million), mostly driven by planned growth investments and the partial reversal of the loss contingency related to the CNIL matter in 2023. Non-GAAP operating expenses increased 3% or $20 million to $627 million (FY 2023: $607 million).

Cash Flow, Cash and Financial Liquidity Position

Cash flow from operating activities increased to $169 million in Q4 2024 (Q4 2023: $161 million).

Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property and equipment, increased to $146 million in Q4 2024 (Q4 2023: $142 million).

Cash and cash equivalents, and marketable securities, decreased $26 million compared to December 31, 2023 to $333 million, after spending $225 million on share repurchases in 2024 (2023: $125 million).

As of December 31, 2024, the Company had total financial liquidity of approximately $782 million, including its cash position, marketable securities, revolving credit facility and treasury shares reserved for M&A.

Criteo Appointed Michael Komasinski as Chief Executive Officer

The Board of Directors of the Company appointed Michael Komasinski as Chief Executive Officer and a member of the Board, effective February 15, 2025. Komasinski will succeed Megan Clarken who, as previously announced, is retiring and will be stepping down from her role as CEO and from the Board. Clarken will temporarily serve in a senior advisory role to ensure a smooth transition.

Komasinski brings over 20 years of AdTech expertise and a proven track record of driving accelerated growth, AI-driven innovation, and scale. Throughout his career, he has gained significant data-driven technology expertise and vast retail media experience. He previously served as CEO of the Americas, President of Global Data & Technology, and member of the Group Executive Management team at dentsu, one of the largest global advertising holding companies. He joined dentsu through its acquisition of Merkle in 2016 and led both the EMEA and Americas regions before becoming Global CEO of Merkle in 2021. He previously served in leadership positions at Razorfish, Schawk Retail Marketing, The Nielsen Company, and A.T. Kearney. Michael is a board member of the Ad Council and serves on the client advisory boards of Meta and Microsoft.

2025 Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of February 5, 2025.

Fiscal year 2025 guidance:
•Mid-single-digit growth in Contribution ex-TAC at constant currency
•Adjusted EBITDA margin of approximately 33% to 34% of Contribution ex-TAC

First quarter 2025 guidance:
•Contribution ex-TAC between $256 million and $260 million, or year-over-year growth at constant-currency of +3% to +5%
•Adjusted EBITDA between $68 million and $72 million

The above guidance for the first quarter and fiscal year ending December 31, 2025 assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.962, a U.S. dollar-Japanese Yen rate of 150, a U.S. dollar-British pound rate of 0.802, a U.S. dollar-Korean Won rate of 1,350 and a U.S. dollar-Brazilian real rate of 5.75.

The above guidance assumes that no additional acquisitions are completed during the first quarter of 2025 or the fiscal year ended December 31, 2025.

Reconciliations of Contribution ex-TAC, Adjusted EBITDA and Adjusted EBITDA margin guidance to the closest corresponding U.S. GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could potentially have a significant impact on our future U.S. GAAP financial results.

Extension of Share Repurchase Authorization

Criteo's Board of Directors approved an increase of the previously authorized share repurchase program from up to $630 million to up to $805 million of the Company’s outstanding American Depositary Shares. As of January 31, 2025, the remaining share buyback authorization was extended to up to $200 million. The Company intends to use repurchased shares under this extended program to satisfy employee equity obligations in lieu of issuing new shares, which would limit future dilution for its shareholders, as well as to fund potential acquisitions in the future.

Under the terms of the authorization, the stock purchases may be made from time to time in compliance with applicable state and federal securities laws and applicable provisions of French corporate law. The timing and amounts of any purchases will be based on market conditions and other factors including price, regulatory requirements and capital availability, as determined by Criteo's management team. The program does not require the purchase of any minimum number of shares and may be suspended, modified or discontinued at any time without prior notice.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission ("SEC"): Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted diluted EPS, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Contribution ex-TAC is a profitability measure akin to gross profit. It is calculated by deducting traffic acquisition costs from revenue and reconciled to gross profit through the exclusion of other costs of revenue. Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. We have included Contribution ex-TAC because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions. In particular, we believe that this measure can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Contribution ex-TAC provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, certain restructuring, integration and transformation costs, certain acquisition costs and a loss contingency related to a regulatory matter. Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related assets, certain restructuring, integration and transformation costs, certain acquisition costs, a loss contingency related to a regulatory matter, and the tax impact of these adjustments. Adjusted Net Income and Adjusted diluted EPS are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that Adjusted Net Income and Adjusted diluted EPS can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted diluted EPS provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less net acquisition of intangible assets, property, plant and equipment. Free Cash Flow Conversion is defined as free cash flow divided by Adjusted EBITDA. Free Cash Flow and Free Cash Flow Conversion are key measures used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow and Free Cash Flow Conversion permit a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate equity awards compensation expense, pension service costs, certain restructuring, integration and transformation costs, certain acquisition and integration costs, and a loss contingency related to a regulatory matter. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Contribution ex-TAC to gross profit, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending March 31, 2025 and the year ending December 31, 2025, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, including without limitation uncertainty regarding the timing and scope of proposed changes to and enhancements of the Chrome browser announced by Google, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, uncertainty regarding international growth and expansion (including related to changes in a specific country's or region's political or economic conditions), the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, the impact of consumer resistance to the collection and sharing of data, our ability to access data through third parties, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Contribution ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on February 23, 2024, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by the Company. Importantly, at this time, macro-economic conditions including inflation and fluctuating interest rates in the U.S. have impacted Criteo's business, financial condition, cash flow and results of operations.

Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s senior management team will discuss the Company’s earnings on a call that will take place today, February 5, 2025, at 8:00 AM ET, 2:00 PM CET. The conference call will be webcast live on the Company's website at https://criteo.investorroom.com/ and will subsequently be available for replay.

•United States:         +1 800 836 8184
•International:            +1 646 357 8785
•France                080-094-5120

Please ask to be joined into the "Criteo" call.

About Criteo

Criteo (NASDAQ: CRTO) is the global commerce media company that enables marketers and media owners to drive better commerce outcomes. Its industry leading Commerce Media Platform connects thousands of marketers and media owners to deliver richer consumer experiences from product discovery to purchase. By powering trusted and impactful advertising, Criteo supports an open internet that encourages discovery, innovation, and choice. For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Melanie Dambre, m.dambre@criteo.com

Criteo Public Relations
Jessica Meyers, j.meyers@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands, unaudited)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$290,693	$336,341
Trade receivables, net of allowances of $ 28.6 million and $ 43.3 million at December 31, 2024 and December 31, 2023, respectively	800,859	775,589
Income taxes	1,550	2,065
Other taxes	53,883	68,936
Other current assets	50,637	48,291
Restricted cash - current	250	75,000
Marketable securities - current portion	26,242	5,970
Total current assets	1,224,114	1,312,192
Property and equipment, net	107,222	126,494
Intangible assets, net	158,384	180,888
Goodwill	515,188	524,197
Right of Use Asset - operating lease	99,468	112,487
Marketable securities - noncurrent portion	15,584	16,575
Noncurrent financial assets	4,332	5,294
Other noncurrent assets	61,151	60,742
Deferred tax assets	81,006	52,680
Total noncurrent assets	1,042,335	1,079,357
Total assets	$2,266,449	$2,391,549

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$802,524	$838,522
Contingencies - current portion	1,882	1,467
Income taxes	34,863	17,213
Financial liabilities - current portion	3,325	3,389
Lease liability - operating - current portion	25,812	35,398
Other taxes	19,148	26,289
Employee - related payables	109,227	113,287
Other current liabilities	49,819	104,552
Total current liabilities	1,046,600	1,140,117
Deferred tax liabilities	4,067	1,083
Defined benefit plans	4,709	4,123
Financial liabilities - noncurrent portion	297	77
Lease liability - operating - noncurrent portion	77,584	83,051
Contingencies - noncurrent portion	31,939	32,625
Other noncurrent liabilities	20,156	19,082
Total non-current liabilities	138,752	140,041
Total liabilities	1,185,352	1,280,158
Shareholders' equity:
Common shares, €0.025 par value, 57,744,839 and 61,165,663 shares authorized, issued and outstanding at December 31, 2024 and December 31, 2023 , respectively.	1,931	2,023
Treasury stock, 3,467,417 and 5,400,572 shares at cost as of December 31, 2024 and December 31, 2023 , respectively.	(125,298)	(161,788)
Additional paid-in capital	709,580	769,240
Accumulated other comprehensive income (loss)	(108,768)	(85,326)
Retained earnings	571,744	555,456
Equity - attributable to shareholders of Criteo S.A.	1,049,189	1,079,605
Noncontrolling interests	31,908	31,786
Total equity	1,081,097	1,111,391
Total equity and liabilities	$2,266,449	$2,391,549

CRITEO S.A.
Consolidated Statement of Operations
(U.S. dollars in thousands, except share and per share data, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2024	2023	2024	2023

Revenue	$553,035	$566,302	$1,933,289	$1,949,445

Cost of revenue
Traffic acquisition cost	218,636	249,926	811,806	926,839
Other cost of revenue	33,428	39,750	138,512	159,562

Gross profit	300,971	276,626	982,971	863,044

Operating expenses:
Research and development expenses	67,559	48,402	279,341	242,289
Sales and operations expenses	97,356	97,687	376,090	406,012
General and administrative expenses	41,548	42,219	176,138	137,525
Total Operating expenses	206,463	188,308	831,569	785,826
Income from operations	94,508	88,318	151,402	77,218
Financial and Other Income (Expense)	2,206	(4,498)	3,095	(2,490)
Income before taxes	96,714	83,820	154,497	74,728
Provision for income taxes	24,770	21,769	39,784	20,084
Net income	$71,944	$62,051	$114,713	$54,644

Net income available to shareholders of Criteo S.A.	$71,095	$61,017	$111,571	$53,259
Net income available to noncontrolling interests	$849	$1,034	$3,142	$1,385

Weighted average shares outstanding used in computing per share amounts:
Basic	54,695,112	56,107,042	54,817,136	56,170,658
Diluted	57,640,779	59,687,020	58,605,529	60,231,627

Net income allocated to shareholders per share:
Basic	$1.30	$1.09	$2.04	$0.95
Diluted	$1.23	$1.02	$1.90	$0.88

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2024	2023	2024	2023
Cash flows from operating activities
Net income	$71,944	$62,051	$114,713	$54,644
Non-cash and non-operating items	56,105	60,663	192,118	103,369
- Amortization and provisions	20,620	16,048	87,754	72,336
- Payment for contingent liability on regulatory matters	—	—	—	(43,334)
- Equity awards compensation expense	24,420	20,832	106,613	97,185
- Net loss (gain) on disposal of noncurrent assets	994	974	1,918	(7,929)
- Change in uncertain tax positions	(7)	(566)	1,757	(880)
- Net change in fair value of Earn-out	(2,195)	845	1,007	2,344
- Change in deferred taxes	(9,670)	1,154	(26,040)	(23,588)
- Change in income taxes	28,710	22,431	19,389	4,424
- Other	(6,767)	(1,055)	(280)	2,811
Changes in assets and liabilities	41,405	38,626	(48,670)	66,233
- (Increase) / Decrease in trade receivables	(167,111)	(135,233)	(28,516)	(56,344)
- Increase / (Decrease) in trade payables	193,703	159,127	(17,160)	87,937
- (Increase) / Decrease in other current assets	10,881	(8,648)	10,142	(5,616)
- Increase / (Decrease) in other current liabilities	2,925	24,089	(11,314)	40,952
- Change in operating lease liabilities and right of use assets	1,007	(709)	(1,822)	(696)
NET CASH PROVIDED BY OPERATING ACTIVITIES	169,454	161,340	258,161	224,246
Cash flows from investing activities
Acquisition of intangible assets, property, plant and equipment	(24,159)	(20,860)	(78,112)	(116,115)
Disposal of intangibles assets, property and equipment	765	1,136	1,476	1,804
Payment for business, net of cash acquired	—	132	(527)	(6,825)
Proceeds from disposition of investment	—	(778)	—	8,847
Purchases of marketable securities	(20,950)	(5,378)	(26,688)	(22,471)
Maturities and sales of marketable securities	5,409	21,236	5,950	26,048
NET CASH USED IN INVESTING ACTIVITIES	(38,935)	(4,512)	(97,901)	(108,712)
Cash flows from financing activities
Change in other financial liabilities	—	235	—	235
Proceeds from exercise of stock options	117	(3)	4,550	1,945
Repurchase of treasury stocks	(67,103)	(22,135)	(224,595)	(125,489)
Cash payment for contingent consideration	(51,983)	—	(51,983)	(22,025)
Other financing activities	2,825	(493)	1,529	(1,920)
NET CASH USED IN FINANCING ACTIVITIES	(116,144)	(22,396)	(270,499)	(147,254)
Effect of exchange rates changes on cash and cash equivalents and restricted cash	(7,422)	7,053	(10,159)	(5,139)
Net increase (decrease) in cash and cash equivalents and restricted cash	6,953	141,485	(120,398)	(36,859)
Net cash and cash equivalents and restricted cash at the beginning of the period	283,990	269,857	411,341	448,200
Net cash and cash equivalents and restricted cash at the end of the period	$290,943	$411,341	$290,943	$411,341

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for taxes, net of refunds	$(4,606)	$1,250	$(40,705)	$(40,127)
Cash paid for interest	$(328)	$(424)	$(1,360)	$(1,539)
Non-cash investing and financing activities:
Intangible assets, property, plant and equipment in trade payables and other current liabilities	$1,758	$3,346	$1,758	$3,346

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2024	2023	2024	2023

CASH FROM (USED FOR) OPERATING ACTIVITIES	$169,454	$161,340	$258,161	$224,246
Acquisition of intangible assets, property and equipment	(24,159)	(20,860)	(78,112)	(116,115)
Disposal of intangibles assets, property and equipment	765	1,136	1,476	1,804
FREE CASH FLOW (1)	$146,060	$141,616	$181,525	$109,935

(1) Free Cash Flow is defined as cash flow from operating activities less net acquisitions of intangible assets, property and equipment.

CRITEO S.A.
Reconciliation of Contribution ex-TAC to Gross Profit
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31			December 31
	2024	2023	YoY Change	2024	2023	YoY Change
Gross Profit	300,971	276,626	9%	982,971	863,044	14%

Other Cost of Revenue	33,428	39,750	(16)%	138,512	159,562	(13)%

Contribution ex-TAC (1)	$334,399	$316,376	6%	$1,121,483	$1,022,606	10%

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Segment Information
(U.S. dollars in thousands, unaudited)

	Three Months Ended				Twelve Months Ended
	December 31				December 31
Segment	2024	2023	YoY Change	YoY Change at Constant Currency (2)	2024	2023	YoY Change	YoY Change at Constant Currency (2)
Revenue
Retail Media	$91,889	$76,583	20%	21%	$258,303	$209,007	24%	24%
Performance Media	461,146	489,719	(6)%	(5)%	1,674,986	1,740,438	(4)%	(2)%
Total	553,035	566,302	(2)%	(1)%	1,933,289	1,949,445	(1)%	0.4%

Contribution ex-TAC
Retail Media	90,228	74,154	22%	23%	253,846	203,460	25%	25%
Performance Media	244,171	242,222	1%	3%	867,637	819,146	6%	8%
Total (1)	$334,399	$316,376	6%	7%	$1,121,483	$1,022,606	10%	11%

(1) Refer to the Non-GAAP Financial Measures section of this filing for a definition of the Non-GAAP metric.

(2) Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31			December 31
	2024	2023	YoY Change	2024	2023	YoY Change
Net income (loss)	$71,944	$62,051	16%	$114,713	$54,644	110%
Adjustments:
Financial (Income) Expense	(2,206)	4,497	(149)%	(3,095)	2,805	(210)%
Provision for income taxes	24,770	21,769	14%	39,784	20,084	98%
Equity awards compensation expense	21,710	21,003	3%	105,742	99,222	7%
Pension service costs	(23)	(131)	82%	495	401	23%
Depreciation and amortization expense	25,514	23,079	11%	101,193	99,653	2%
Acquisition-related costs	(522)	613	(185)%	1,439	1,894	(24)%
Net loss contingency on regulatory matters	—	35	(100)%	—	(21,632)	100%
Restructuring, integration and transformation costs	2,821	5,729	(51)%	29,847	44,727	(33)%
Total net adjustments	72,064	76,594	(6)%	275,405	247,154	11%
Adjusted EBITDA (1)	$144,008	$138,645	4%	$390,118	$301,798	29%

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31			December 31
	2024	2023	YoY Change	2024	2023	YoY Change
Research and Development expenses	$67,559	$48,402	40%	$279,341	$242,289	15%
Equity awards compensation expense	9,713	10,465	(7)%	54,628	55,078	(1)%
Depreciation and Amortization expense	13,740	10,258	34%	51,936	38,485	35%
Pension service costs	57	(18)	417%	330	263	25%
Acquisition-related costs	—	(3)	100%	—	504	(100)%
Restructuring, integration and transformation costs	412	1,031	(60)%	8,576	9,853	(13)%
Non GAAP - Research and Development expenses	43,637	26,669	64%	163,871	138,106	19%
Sales and Operations expenses	97,356	97,687	—%	376,090	406,012	(7)%
Equity awards compensation expense	6,892	4,819	43%	22,985	21,633	6%
Depreciation and Amortization expense	3,311	3,140	5%	12,960	13,267	(2)%
Pension service costs	(110)	(132)	17%	(32)	(49)	35%
Restructuring, integration and transformation costs	(26)	2,912	(101)%	5,467	19,923	(73)%
Non GAAP - Sales and Operations expenses	87,289	86,948	—%	334,710	351,238	(5)%
General and Administrative expenses	41,548	42,219	(2)%	176,138	137,525	28%
Equity awards compensation expense	5,105	5,719	(11)%	28,129	22,511	25%
Depreciation and Amortization expense	391	477	(18)%	1,716	2,127	(19)%
Pension service costs	30	19	58%	197	187	5%
Acquisition-related costs	(522)	616	(185)%	1,439	1,390	4%
Restructuring, integration and transformation costs	2,435	1,786	36%	15,804	14,951	6%
Net loss contingency on regulatory matters	—	35	(100)%	—	(21,632)	100%
Non GAAP - General and Administrative expenses	34,109	33,567	2%	128,853	117,991	9%
Total Operating expenses	206,463	188,308	10%	831,569	785,826	6%
Equity awards compensation expense	21,710	21,003	3%	105,742	99,222	7%
Depreciation and Amortization expense	17,442	13,875	26%	66,612	53,879	24%
Pension service costs	(23)	(131)	82%	495	401	23%
Acquisition-related costs	(522)	613	(185)%	1,439	1,894	(24)%
Restructuring, integration and transformation costs	2,821	5,729	(51)%	29,847	44,727	(33)%
Net loss contingency on regulatory matters	—	35	(100)%	—	(21,632)	100%
Total Non GAAP Operating expenses (1)	$165,035	$147,184	12%	$627,434	$607,335	3%

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income (Loss)
(U.S. dollars in thousands except share and per share data, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31			December 31
	2024	2023	YoY Change	2024	2023	YoY Change
Net income (loss)	$71,944	$62,051	16%	$114,713	$54,644	110%
Adjustments:
Equity awards compensation expense	21,710	21,003	3%	105,742	99,222	7%
Amortization of acquisition-related intangible assets	8,573	8,943	(4)%	34,860	34,980	—%
Acquisition-related costs	(522)	613	(185)%	1,439	1,894	(24)%
Net loss contingency on regulatory matters	—	35	(100)%	—	(21,632)	100%
Restructuring, integration and transformation costs	2,821	5,729	(51)%	29,847	44,727	(33)%
Tax impact of the above adjustments (1)	(3,686)	(7,469)	51%	(18,734)	(22,536)	17%
Total net adjustments	28,896	28,854	—%	153,154	136,655	12%
Adjusted net income(2)	$100,840	$90,905	11%	$267,867	$191,299	40%

Weighted average shares outstanding
- Basic	54,695,112	56,107,042		54,817,136	56,170,658
- Diluted	57,640,779	59,687,020		58,605,529	60,231,627

Adjusted net income per share
- Basic	$1.84	$1.62	14%	$4.89	$3.41	43%
- Diluted	$1.75	$1.52	15%	$4.57	$3.18	44%

(1) We consider the nature of the adjustment to determine its tax treatment in the various tax jurisdictions we operate in. The tax impact is calculated by applying the actual tax rate for the entity and period to which the adjustment relates.
(2) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Constant Currency Reconciliation(1)
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31			December 31
	2024	2023	YoY Change	2024	2023	YoY Change
Gross Profit as reported	$300,971	$276,626	9%	$982,971	$863,044	14%

Other cost of revenue as reported	33,428	39,750	(16)%	138,512	159,562	(13)%

Contribution ex-TAC as reported(2)	334,399	316,376	6%	1,121,483	1,022,606	10%
Conversion impact U.S. dollar/other currencies	5,122	—		14,980	—
Contribution ex-TAC at constant currency	339,521	316,376	7%	1,136,463	1,022,606	11%
Contribution ex-TAC(2)/Revenue as reported	60%	56%		58%	52%

Traffic acquisition costs as reported	218,636	249,926	(13)%	811,806	926,839	(12)%
Conversion impact U.S. dollar/other currencies	1,276	—		9,529	—
Traffic acquisition costs at constant currency	219,912	249,926	(12)%	821,335	926,839	(11)%

Revenue as reported	553,035	566,302	(2)%	1,933,289	1,949,445	(1)%
Conversion impact U.S. dollar/other currencies	6,399	—		24,509	—
Revenue at constant currency	$559,434	$566,302	(1)%	$1,957,798	$1,949,445	0.4%

(1) Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.

(2) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Information on Share Count
(unaudited)

	Twelve Months Ended
	2024	2023
Shares outstanding as at January 1,	55,765,091	57,263,624
Weighted average number of shares issued during the period	(947,955)	(1,092,966)
Basic number of shares - Basic EPS basis	54,817,136	56,170,658
Dilutive effect of share options, warrants, employee warrants - Treasury method	3,788,393	4,060,969
Diluted number of shares - Diluted EPS basis	58,605,529	60,231,627

Shares issued as at December 31, before Treasury stocks	57,744,839	61,165,663
Treasury stocks as of December 31,	(3,467,417)	(5,400,572)
Shares outstanding as of December 31, after Treasury stocks	54,277,422	55,765,091
Total dilutive effect of share options, warrants, employee warrants	5,896,157	8,471,113
Fully diluted shares as at December 31,	60,173,579	64,236,204

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated, unaudited)

	YoY Change	QoQ Change	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022

Clients	(5)%	1%	17,269	17,162	17,744	17,767	18,197	18,423	18,646	18,679	18,990

Revenue	(2)%	21%	553,035	458,892	471,307	450,055	566,302	469,193	468,934	445,016	564,425
Americas	(2)%	33%	274,620	206,816	212,374	198,365	280,597	219,667	208,463	188,288	281,806
EMEA	(3)%	13%	183,372	161,745	168,496	162,842	189,291	158,756	163,969	160,214	185,125
APAC	(1)%	5%	95,043	90,331	90,437	88,848	96,414	90,770	96,502	96,514	97,494

Revenue	(2)%	21%	553,035	458,892	471,307	450,055	566,302	469,193	468,934	445,016	564,425
Retail Media	20%	51%	91,889	60,765	54,777	50,872	76,583	49,813	44,590	38,021	59,801
Performance Media	(6)%	16%	461,146	398,127	416,530	399,183	489,719	419,380	424,344	406,995	504,624

TAC	(13)%	13%	218,636	192,789	204,214	196,167	249,926	223,798	228,717	224,398	281,021
Retail Media (2)	(32)%	41%	1,661	1,182	911	703	2,429	1,377	1,072	669	2,719
Performance Media	(12)%	13%	216,975	191,607	203,303	195,464	247,497	222,421	227,645	223,729	278,302

Contribution ex-TAC (1)	6%	26%	334,399	266,103	267,093	253,888	316,376	245,395	240,217	220,618	283,404
Retail Media (2)	22%	51%	90,228	59,583	53,866	50,169	74,154	48,436	43,518	37,352	57,082
Performance Media	1%	18%	244,171	206,520	213,227	203,719	242,222	196,959	196,699	183,266	226,322

Cash flow from operating activities	5%	195%	169,454	57,503	17,187	14,017	161,340	19,614	1,328	41,964	125,455

Capital expenditures	19%	24%	23,394	18,899	21,119	13,224	19,724	15,849	45,519	33,219	14,522

Net cash position	(29)%	2%	290,943	283,990	291,698	341,862	411,257	269,857	298,183	380,663	448,200

Headcount	(2)%	0.1%	3,507	3,504	3,498	3,559	3,563	3,487	3,514	3,636	3,716

Days Sales Outstanding (days - end of month) (2)	4 days	(3) days	62	65	64	66	58	61	69	74	71

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

(2) From September 2023, we have included Iponweb in our calculation of Days Sales Outstanding. Days Sales Outstanding excluding Iponweb would have been 71 days for the same period.